Exhibit 99.1

Mesa Royalty Trust Announces Trust Income for September 2006

MESA ROYALTY TRUST
NEWS
JPMorgan Chase Bank, N.A., Trustee	RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS September 20, 2006 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of September 2006. Unitholders of record on September 29, 2006 will receive distributions amounting to $700,194 or $0.375723244 per unit payable on October 31, 2006. Royalty income from the San Juan Basin Properties totaled $351,016. Royalty income from the Hugoton Properties totaled $352,862.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:	Mesa Royalty Trust
JPMorgan Chase Bank, N.A., as Trustee
Mike Ulrich
1(800) 852-1422
(512) 479-2562

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221 West 6th Street Austin, TX 78701